Exhibit 99.2

Commercial Metals Company Announces Pricing of $330 Million Senior Notes Offering

IRVING, Texas, May 8, 2013 /PR Newswire/ – Commercial Metals Company (NYSE: CMC) announced today that it has agreed to sell $330.0 million aggregate principal amount of 4.875% Senior Notes due 2023 in an underwritten public offering, which is being made under its effective shelf registration statement on file with the U.S. Securities and Exchange Commission. The aggregate principal amount of notes to be issued in the offering has been increased from $300 million to $330 million. The offering is expected to close on or about May 20, 2013, subject to customary closing conditions.

CMC intends to use the net proceeds from the offering to fund the repurchase of any and all of the $200 million aggregate principal amount outstanding of its 5.625% Senior Notes due 2013 (the “2013 Notes”) in its previously announced cash tender offer and consent solicitation and to redeem any remaining 2013 Notes that are not tendered following the expiration of the tender offer and consent solicitation, in each case together with accrued interest, any applicable premium payments and related expenses. CMC intends to use the remainder of the net proceeds from the offering for general corporate purposes.

Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBS Securities Inc. and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering, and PNC Capital Markets LLC and Scotia Capital (USA) Inc. are acting as co-managers for the offering.

The offering may be made only by means of a prospectus supplement and the accompanying prospectus, copies of which may be obtained by visiting EDGAR on the SEC’s website at www.sec.gov, by contacting Citigroup at the following address: Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, New York 11220, or by telephone at 1-877-858-5407 (toll-free) or by e-mail at batprospectusdept@citi.com, or by contacting Deutsche Bank Securities Inc. at the following address: 60 Wall Street, New York, NY 10005-2836, Attention: Prospectus Group or by telephone at 1-800-503-4611 (toll-free) or by email at prospectus.CPDG@db.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Commercial Metals Company

Commercial Metals Company and subsidiaries manufacture, recycle and market steel and metal products, related materials and services through a network including steel minimills, steel fabrication and processing plants, construction-related product warehouses, a copper tube mill, metal recycling facilities and marketing and distribution offices in the United States and in strategic international markets.

Forward-Looking Statements

Statements in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as we, CMC or its management “expects,” “anticipates,” “believes,” “estimates,” “intends,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears” or other similar words or phrases. There are inherent risks and uncertainties in any forward-looking statements. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, the Company undertakes no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or otherwise.

Actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, the following: absence of global economic recovery or possible recession relapse and the pace of overall global economic activity; construction activity or lack thereof; decisions by governments affecting the level of steel imports, including tariffs and duties; difficulties or delays in the execution of construction contracts resulting in cost overruns or contract disputes; metals pricing over which the Company exerts little influence; increased capacity and product availability from competing steel minimills and other steel suppliers, including import quantities and pricing; execution of cost reduction strategies; industry consolidation or changes in production capacity or utilization; currency fluctuations; availability and pricing of raw materials, including scrap metal, energy, insurance and supply prices; passage of new, or interpretation of existing, environmental laws and regulations; and those factors listed under Item 1A. “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended August 31, 2012 and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

SOURCE: Commercial Metals Company

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